                                                                    EXHIBIT 99.1

                         [ELCOR CORPORATION LETTERHEAD]



PRESS RELEASE                                                     TRADED:  NYSE
FOR IMMEDIATE RELEASE                                              SYMBOL:  ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Vice President, Chief Financial Officer and Treasurer
(972) 851-0523


              ELCOR CORPORATION REPORTS SHARPLY HIGHER FISCAL 2002
                              THIRD QUARTER RESULTS
               KAROL SUCCEEDS WORK AS ELCOR CHAIRMAN OF THE BOARD
                       NOWAK APPOINTED PRESIDENT OF ELCOR


DALLAS, TEXAS, April 18, 2002 . . . . Elcor Corporation today reported sharply higher year-over-year operating results for its seasonally slower fiscal 2002 third quarter ending March 31, 2002. Net income for the quarter rose 213% to $2,929,000, or $0.15 per diluted share, compared to $937,000, or $0.05 per diluted share, in the year-ago quarter, surpassing analysts' consensus estimates of $0.11 per diluted share. Net income for the quarter included about $0.02 per share of nonrecurring net income that resulted from the net after-tax effect of Elk's favorable cash settlement of a dispute with a vendor, offset by the closure costs of Cybershield's Canton, GA manufacturing plant. Sales rose 35% to $119,175,000, from $88,458,000 in the same quarter last year.

ELK BUILDING PRODUCTS:  A CONTINUATION OF STRONG SALES AND PROFIT MOMENTUM

Elk's building products sales rose 43%, to $111,544,000, from $78,088,000 in the year-ago quarter. Operating profit more than tripled to $14,434,000, compared to $3,908,000 in the same quarter last year. Operating profit during the quarter included $5,625,000 of nonrecurring income resulting from Elk's favorable cash settlement of a dispute with one of its vendors. Excluding nonrecurring income, operating profit rose 125% to $8,809,000.

Strong sales growth was driven by a continuation of strong demand for Elk's premium laminated shingles and significant growth in external shipments of performance nonwoven fabrics. Roofing product prices during the quarter averaged about 3% higher than in the same quarter last year.
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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 2


Operating profit growth significantly exceeded sales growth during the quarter as a result of lower unit raw material costs (principally asphalt) and lower unit manufacturing costs. Asphalt costs during the quarter averaged about $19 per ton less than in the same quarter last year. Lower unit manufacturing costs resulted from the operation of Elk's roofing plants at about 85% of design capacity during the quarter, compared to an operating rate of about 69% during the year-ago quarter.

Elk's new Myerstown, PA plant continues to make good progress toward achieving design capacity and efficiency and is expected to be capable of manufacturing all products at 100% of design capacity by June 2002.

OTHER SEGMENT RESULTS

Cybershield had sales of $4,072,000, compared to $6,820,000, and an operating loss of $6,198,000, compared to an operating profit of $556,000, in the same quarter last year. During the quarter, Cybershield completed the closure of its Canton, GA manufacturing plant and substantially completed the transfer of certain manufacturing assets to its Lufkin, TX facility. Cybershield's operating loss included $4,851,000 of nonrecurring expenses (including $1,251,000 of cash expenses) related to the closure of the Canton, GA manufacturing plant. Cybershield expects to incur approximately $200,000 of additional nonrecurring employee severance, employee relocation, and equipment moving expenses during the June 2002 quarter. The closure of the Canton plant is expected to reduce Cybershield's fixed costs by about $2,400,000 per year. Excluding plant closure expenses, Cybershield's operating loss for the quarter was $1,347,000, with about 84% of this amount occurring during the month of January 2002. Recurring operating results were adversely affected by sharply reduced orders from Cybershield's cellular handset customers.

The Industrial Products segment had sales of $3,559,000, compared to $3,520,000, and operating profit of $320,000, compared to an operating loss of $171,000, in the same quarter last year. Chromium continued to experience lower unit volumes during the quarter as railroads deferred maintenance expenditures in a weaker economy. However, the cost reductions resulting from Chromium's consolidation last year enabled it to remain profitable during the quarter. Ortloff's sales and operating profit significantly exceeded those of the year-ago quarter, as it continued to benefit from a higher level of licensing and consulting fees generated from international gas processing projects.

Corporate-level expenses increased to $2,989,000, from $1,888,000 in the same quarter last year. Higher corporate-level expenses resulted primarily from higher levels of


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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 3


incentive compensation directly related to Elcor's higher earnings, and approximately $495,000 of nonrecurring compensation and retirement expenses related to Elcor's management succession.

FINANCIAL CONDITION

Elcor's debt increased by $22 million during the quarter, primarily as a result of normal seasonal increases in working capital. At March 31, 2002, Elcor's total debt was $106 million, and its debt to capital ratio was 38%.

MANAGEMENT SUCCESSION

Elcor's Board of Directors elected Thomas D. Karol, formerly President and Chief Executive Officer of Elcor Corporation, to succeed Harold K. Work as Chairman of the Board effective with Mr. Work's retirement on March 31, 2002. Mr. Karol will continue to serve as Chief Executive Officer of Elcor Corporation and Mr. Work will continue to serve as a Director of Elcor following his retirement.

Concurrently with Mr. Karol's election, Richard A. Nowak was elected President and Chief Operating Officer of Elcor Corporation. Mr. Nowak was formerly Executive Vice President of Elcor Corporation.

OUTLOOK

Mr. Karol said, "We are very pleased by the continuation of strong year-over-year sales and profit momentum in our core Elk building products business. General optimism regarding the calendar 2002 roofing season is the tone with most roofing contractors, and we are well positioned to take full advantage of an expected continuation of strong demand. As a result of the Middle East conflict, oil prices have recently increased to approach the levels that we last experienced during the period from March through September of 2001. During that period, our asphalt costs ranged from $10 to $20 per ton higher than our average asphalt cost during the March 2002 quarter. However, we are cautiously optimistic that the relatively tight supply and demand conditions expected to affect the roofing industry during the remainder of calendar 2002 should permit the recovery of higher asphalt costs through higher product pricing. Elk has announced 5% to 7% price increases that become effective during April and May of 2002 and believe that competitive conditions are favorable for such increase.

"As a result of the continuing uncertainty in the cellular handset market, we currently have poor future sales visibility at Cybershield. However, we expect that the lower fixed costs


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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 4


resulting from the Canton, GA plant closure should enable Cybershield to return to profitability with modest increases in volume. We continue to be very optimistic about the market potential for Cybershield's exclusive EXACT(TM) precision 3D metallized plastic technology and its potential to diversify Cybershield's revenue sources among a wider variety of electronics applications. Various applications of Cybershield's EXACT technology are currently being evaluated by many leading consumer electronics manufacturers and we are encouraged by their initial responses. However, we do not expect to realize any material sales from the EXACT process during the June quarter of fiscal 2002.

"We currently estimate that Elcor's earnings will likely range from $0.28 to $0.33 for the quarter ending June 30, 2002. This results in estimated earnings for the full fiscal year ending June 30, 2002 in the range of $0.93 to $0.98. Our estimate is based upon continued strong performance in our core Elk building materials business, near break-even results in Cybershield, and a continuation of recent earnings trends in our Industrial Products segment," he concluded.

CONFERENCE CALL

Elcor will host a conference call tomorrow, Friday, April 19, 2002, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the Elcor Website at www.elcor.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount



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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 5


and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2001, and subsequent Forms 8-K and 10-Q.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures Elk brand roofing and building products, reconditions locomotive engine components, provides technology for gas processing, and metalizes plastic components for use in consumer electronic devices. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing and building products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Lufkin and Dallas, Texas; its locomotive engine products facility is located in Cleveland, Ohio; and its gas processing technology operation is located in Midland, Texas.
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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 6

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                                                                                Trailing
                                                 Three Months Ended           Nine Months Ended            Twelve Months Ended
                                                      March 31,                    March 31,                    March 31,
                                                 2002           2001          2002           2001          2002           2001
                                              ----------     ----------    ----------     ----------    ----------     ----------

SALES                                         $  119,175     $   88,458    $  375,522     $  270,746    $  483,932     $  364,752
                                              ----------     ----------    ----------     ----------    ----------     ----------
COSTS AND EXPENSES
       Costs of sales                             99,845         74,388       306,456        222,099       397,962        295,297
       Selling, general & administrative          14,537         11,665        44,998         35,652        57,543         45,999
       Plant closure costs                         4,851              0         4,854              0         4,851              0
       Settlement with vendor                     (5,625)             0        (5,625)             0        (5,625)             0
       Interest expense and other, net               856            903         4,473          2,031         5,833          2,433
                                              ----------     ----------    ----------     ----------    ----------     ----------
Total Costs and Expenses                         114,464         86,956       355,153        259,782       460,564        343,729
                                              ----------     ----------    ----------     ----------    ----------     ----------
INCOME BEFORE INCOME TAXES                         4,711          1,502        20,369         10,964        23,368         21,023

Provision for income taxes                         1,782            565         7,717          4,078         8,840          7,896
                                              ----------     ----------    ----------     ----------    ----------     ----------
NET INCOME                                    $    2,929     $      937    $   12,652     $    6,886    $   14,528     $   13,127
                                              ==========     ==========    ==========     ==========    ==========     ==========
INCOME PER COMMON SHARE-BASIC                 $     0.15     $     0.05    $     0.66     $     0.36    $     0.75     $     0.67
                                              ==========     ==========    ==========     ==========    ==========     ==========
INCOME PER COMMON SHARE-DILUTED               $     0.15     $     0.05    $     0.65     $     0.35    $     0.74     $     0.66
                                              ==========     ==========    ==========     ==========    ==========     ==========
AVERAGE COMMON SHARES OUTSTANDING
       Basic                                      19,358         19,220        19,278         19,353        19,266         19,514
                                              ==========     ==========    ==========     ==========    ==========     ==========
       Diluted                                    19,705         19,389        19,606         19,527        19,552         19,871
                                              ==========     ==========    ==========     ==========    ==========     ==========

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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 7

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)

                                                                                                     Trailing
                                             Three Months Ended        Nine Months Ended        Twelve Months Ended
                                                 March 31,                 March 31,                 March 31,
                                             2002         2001         2002         2001         2002          2001
                                           ---------    ---------    ---------    ---------    ---------    ---------

SALES
   Roofing Products                        $ 111,544    $  78,088    $ 339,533    $ 237,396    $ 438,108    $ 322,248
   Electronics Manufacturing Services          4,072        6,820       25,284       23,556       31,256       29,830
   Industrial Products                         3,559        3,520       10,705        9,705       14,561       12,555
   Corporate & Eliminations                        0           30            0           89            7          119
                                           ---------    ---------    ---------    ---------    ---------    ---------
                                           $ 119,175    $  88,458    $ 375,522    $ 270,746    $ 483,932    $ 364,752
                                           =========    =========    =========    =========    =========    =========
OPERATING PROFIT (LOSS)
   Roofing Products                        $  14,434    $   3,908    $  38,731    $  18,270    $  46,000    $  30,428
   Electronics Manufacturing Services         (6,198)         556       (6,143)       2,172       (6,923)       2,395
   Industrial Products                           320         (171)       1,431       (1,119)       1,815       (2,665)
   Corporate & Eliminations                   (2,989)      (1,888)      (9,177)      (6,328)     (11,691)      (6,702)
                                           ---------    ---------    ---------    ---------    ---------    ---------
                                           $   5,567    $   2,405    $  24,842    $  12,995    $  29,201    $  23,456
                                           =========    =========    =========    =========    =========    =========

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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 8


CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                       March 31,
ASSETS                                             2002         2001
                                                ---------   ---------
Cash and cash equivalents                       $      35   $   1,444
Receivables, net                                   93,065      63,333
Inventories                                        42,101      60,754
Deferred income taxes                               4,283       3,032
Prepaid expenses and other                          9,423       8,191
                                                ---------   ---------
  Total Current Assets                            148,907     136,754

Property, plant and equipment, net                207,935     217,398
Other assets                                        5,660       2,838
                                                ---------   ---------
  Total Assets                                  $ 362,502   $ 356,990
                                                =========   =========

                                                       March 31,
LIABILITIES AND SHAREHOLDERS' EQUITY               2002         2001
                                                ---------   ---------
Accounts payable and accrued liabilities        $  50,800   $  42,011
Current maturities on long-term debt                    0           0
                                                ---------   ---------
  Total Current Liabilities                        50,800      42,011

Long-term debt, net                               106,000     103,700
Deferred income taxes                              32,002      23,259
Shareholders' equity                              173,700     161,020
                                                ---------   ---------
  Total Liabilities and Shareholders' Equity    $ 362,502   $ 356,990
                                                =========   =========

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PRESS RELEASE
Elcor Corporation
April 18, 2002
Page 9


CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                          For the Nine Months Ended
                                                                 March 31,
                                                             2002           2001
                                                          ----------     ----------

CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                                $   12,652     $    6,886
Adjustments to net income
   Depreciation and amortization                              13,461         10,283
   Deferred income taxes                                       5,084          1,966
   Impairment of property, plant and equipment                 2,743             --
   Impairment of goodwill                                        803             --
   Changes in assets and liabilities:
     Trade receivables                                       (19,405)         8,379
     Inventories                                               8,915        (19,789)
     Prepaid expenses and other                                 (936)        (3,879)
     Accounts payable and accrued liabilities                  2,766         (6,276)
                                                          ----------     ----------
Net cash from operations                                      26,083         (2,430)
                                                          ----------     ----------
INVESTING ACTIVITIES
   Additions to property, plant and equipment                 (8,250)       (32,555)
   Other                                                         530             97
                                                          ----------     ----------
Net cash from investing activities                            (7,720)       (32,458)
                                                          ----------     ----------
FINANCING ACTIVITIES
   Long-term borrowings, net                                 (17,300)        39,400
   Dividends on common stock                                  (2,900)        (2,897)
   Treasury stock transactions and other, net                  1,744         (4,873)
                                                          ----------     ----------
Net cash from financing activities                           (18,456)        31,630
                                                          ----------     ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (93)        (3,258)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                   128          4,702
                                                          ----------     ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                $       35     $    1,444
                                                          ==========     ==========